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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT


This Agreement is made effective as of January 1st, 2000, by and between America's Senior Financial Services of 15544 N.W. 77th Court, Miami Lakes, FL 33016, and Brickell Equity Group, Inc., 1717 North Bayshore Drive - #3154; Miami, Florida 33132.

In this Agreement, the party who is contracting to receive services shall be referred to as "AMSE", and the party who will be providing the services shall be referred to as "Brickell".

Brickell has a background in Financial Services Industry, with an emphasis on public companies and their unique financial needs regarding the raising of working capital; and is willing to provide services to AMSE based on this background.

AMSE desires to have services provided by Brickell.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on January 1, 2000, Brickell will provide the following services, (collectively the "Services"): consult and advise the corporate controller and president about financing the company's working capital requirements, and assist the president with certain shareholder relations regarding publicly available information only. This consulting contract shall be for a period of one year, renewable by mutual consent.

2. PAYMENT. AMSE will pay a fee to Brickell of $300,000 per year for the Services. This fee shall be payable by issuance of 150,000 restricted shares of AMSE common stock, which will then be registered using best efforts on an upcoming SB2. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that Brickell shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Brickell has not yet been paid.

3. EXPENSE REIMBURSEMENT. Brickell shall be entitled to reimbursement from AMSE for the following "out-of-pocket" expenses:

     -    travel expenses

     -    meals, excluding alcoholic beverages

4. TERM/TERMINATION. This Agreement may be terminated by either party upon 30 days written notice to the other party.

5. RELATIONSHIP OF PARTIES. It is understood by the parties that Brickell is an independent contractor with respect to AMSE, and not an employee of AMSE. AMSE will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Brickell.

6. ASSIGNMENT. Brickell's obligation under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of AMSE.

7. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addresses as follows:

     Company:
                  America's Senior Financial Services
                  Nelson Locke
                  President
                  15544 NW 77th Court
                  Miami Lakes, FL 33016

     Consultant:
                  Brickell Equity Group, Inc.
                  Consultant
                  1717 North Bayshore Drive, #3154
                  Miami, Florida

     Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supercedes any prior written or oral agreements between the parties.




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9.   AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

10. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as to limited.

11. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Florida.


America's Senior Financial Services

By:
   -----------------------------------------------
America's Senior Financial Services
President


Brickell Equity Group, Inc.


By:
   -----------------------------------------------
Brickell Equity Group, Inc.
Consultant


This Summary is not an official part of your document. It contains highlights of the important information that has been entered into the document.

                                     SUMMARY
                                     of the
                              CONSULTING AGREEMENT


DATE PREPARED
         January 1, 2000

COMPANY
         America's Senior Financial Services

CONSULTANT
         Brickell Equity Group, Inc.

EXPENSE REIMBUSEMENT section included.

ASSIGNMENT section included.

Amended: On March 17, 2000 the CEO adjusted the number of shares to be issued and registered to reflect market conditions and insure that the consultant received full dollar value for services that were covered by the agreement.